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                                                                    EXHIBIT 3.15

ENDORSED
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 03/14/2001
010128038 - 2988989



                            CERTIFICATE OF FORMATION

                                       OF

                                  ONEPLACE, LLC



        1. The name of the limited liability company ("Company") is OnePlace, LLC.

        2. The address of the Company's registered office in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent. The name of its registered agent at such address is National Registered Agents, Inc.

        3. This Certificate of Formation shall be effective on March 9, 2001.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of OnePlace, LLC effective as of March 9, 2001.

                                           SALEM MEDIA CORPORATION,
                                           a New York corporation



                                           By: /s/ Jonathan L. Block
                                               ---------------------------------
                                               Jonathan L. Block, Vice President